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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 11, 2000, except for paragraph 10 of Note
6 and Note 14 as to which the date is         , in the Registration Statement
(Form S-1 No. 333-30568) and related Prospectus of Metawave Communications Corporation.

                                          ERNST & YOUNG LLP

Seattle, Washington
April 10, 2000

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   The foregoing consent is in the form that will be signed upon the completion of the two for three stock split described in Note 14 to the financial statements.

                                          ERNST & YOUNG LLP

Seattle, Washington
April 10, 2000